Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. RENEWS EQUITY PROGRAM FOR ACQUISITIONS

Rolling Meadows, IL November 16, 2022 — Arthur J. Gallagher & Co. today announced a renewal of its equity financing program for acquisitions, including the following actions:

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We filed a shelf registration statement on Form S-4 registering 7.0 million shares for issuance in connection with brokerage and risk management acquisitions. This is in addition to the 2.0 million shares that remain available for issuance under our November 2016 shelf registration statement on Form S-4.

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We established an at-the-market equity program under which we may sell up to a total of 3.0 million shares. We intend to use the net proceeds of sales under this program to fund future acquisitions from time to time, yet can also be used for general corporate purposes.

These actions are consistent with our past capital management practices that, together with our existing $1.5 billion stock repurchase authorization, give us the flexibility to adjust our capital structure depending upon prevailing market conditions and acquisition funding needs. We have no obligation to issue, sell or repurchase any shares.

Morgan Stanley is the sales agent for the at-the-market equity program. Any sales of our common stock under the program will generally be made through ordinary brokers’ transactions, including on the New York Stock Exchange, and sold at market prices or as otherwise agreed with the sales agent. This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The offering under the at-the-market equity program may be made only by means of a prospectus supplement and the related prospectus.

The offering under the at-the-market equity program is being made pursuant to an effective shelf registration statement on Form S-3, dated March 8, 2021 that has been filed with the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement related to the at-the-market equity program will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the prospectus supplement and the base prospectus relating to these securities may be obtained from Morgan Stanley, by mail at 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co. (NYSE: AJG), a global insurance brokerage, risk management and consulting services firm, is headquartered in Rolling Meadows, Illinois. Gallagher provides these services in approximately 130 countries around the world through its owned operations and a network of correspondent brokers and consultants.

Contact:

Ray Iardella

VP - Investor Relations

(630) 285-3661 – Ray_Iardella@ajg.com

Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to expectations or forecasts of future events and use words such as “anticipate,” “believe,” “estimate,” “expect,” “contemplate,” “forecast,” “project,” “intend,” “plan,” “potential,” and other similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “see,” “should,” “will” and “would.” Forward-looking statements are not guarantees of future performance and they involve risks, uncertainties and assumptions. Our future performance and actual results or outcomes may differ materially from those expressed in such forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of, and are based on information available to us on, the date on which they are made.

Such risks and uncertainties that could cause actual results to differ materially from our published expectations include, among others, the risks and uncertainties contained under the heading “Risk Factors” in our filings with the Securities and Exchange Commission (SEC) including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, our 2022 Quarterly Reports on Form 10-Q and any other reports we file with the SEC in the future.

Any forward-looking statements speak only as of the date that they are made, and we do not undertake any obligation to update any such statements or release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this report or to reflect new information, future or unexpected events or otherwise, except as required by applicable law or regulation.

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